Exhibit 10.1

GONUMERICAL LTD.

 SUBSCRIPTION AGREEMENT

A completed and originally executed copy of this Subscription Agreement, including all applicable schedules hereto, must be delivered in hard copy or electronically, by no later than 5:00 p.m. (Toronto time) on September 28, 2017 to: goNumerical ltd., ICO Fasken Martineau DuMoulin LLP, 2400-333 Bay Street, Toronto ON M5H 2T6 - Attention: Reid Crombie

TO:	goNumerical ltd. (the “Corporation”)
The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of Units (as defined herein) of the Corporation set out below, at a price of C$1.73 per Unit, subject to the following terms and conditions. This subscription agreement, which for certainty includes and incorporates the attached Terms and Conditions of Subscription (the “Terms and Conditions of Subscription”) and the schedules attached hereto, are collectively referred to as the “Subscription Agreement”. The Subscriber agrees to be bound by this Subscription Agreement, including without limitation the representations, warranties and covenants set forth in the schedules attached thereto, and acknowledges and agrees, without limitation, that the Corporation and its counsel may rely on the Subscriber’s representations, warranties and covenants contained in the Subscription Agreement.
Instructions regarding the completion of this Subscription Agreement and the applicable schedules hereto are set out in Section 2 of this Subscription Agreement.
All references to $ or dollars are to Canadian dollars.
DATED this 29th day of September, 2017.

Issuer: goNumerical ltd.	Issue: Units
Issue Price Per Unit:	C$1.73
No. of Units Purchased:	1,816,079
Total Issue Price:	C$ 3,141,817.00

1. Subscriber Information: Bioptix Inc.		834-F South Perry St.
(Name of Subscriber - please print)		(Subscriber’s Address)
by		Castle Rock, CO 80104
Authorized Signature		(Address)

CEO
(Official Capacity or Title – please print)		(Telephone Number)

Michael M. Beeghley
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)		(E-mail Address)
2. Registration Instructions:	3.	4. Delivery Instructions:

Bioptix Inc.		Same
(Name)		(Name)

(Account Reference, if applicable)		(Account Reference, if applicable)

834-F South Perry St		Michael Beeghley
(Address)		(Contact Name)

Castle Rock, CO 80104
(Address)		(Address)

(Address)		(Address)

(Address)

(Telephone Number)

(E-mail Address)

ACCEPTANCE
The foregoing is acknowledged, accepted, and agreed to this __ day of September, 2017.

GONUMERICAL LTD By: _____________________ Name: Cole Diamond Title: CEO

TERMS AND CONDITIONS OF SUBSCRIPTION
Acceptance of Purchase
This Subscription Agreement and payment of the Issue Price must be forwarded by the Subscriber to the Corporation as set forth herein.
The subscription by the Subscriber for Units hereunder (the “Subscriber’s Securities”) is being made on a private placement basis exempt from the requirement that the Corporation prepare and file a prospectus with respect to such distribution in accordance with applicable securities laws. The Subscriber acknowledges that the representations and warranties provided in this Subscription Agreement, including all schedules hereto, are being made with the intent that they may be relied upon by the Corporation and its legal counsel in determining the undersigned’s eligibility to purchase the Subscriber’s Securities under applicable securities laws. The Subscriber’s Securities will be subject to resale restrictions.
 Definitions
“Common Shares” means the common shares of the Corporation, each of which carries one vote and the right to participate in all distributions made by the Corporation on a pro rata basis with all other common shares of the Corporation;
“Exercise Price” means the price at which the Warrant is exercisable, which for the purposes of this Subscription Agreement is $4.85 per Warrant Share which Exercise Price may be adjusted in accordance with the warrant certificate for such Warrant;
"Governmental Authority" means governments, regulatory authorities, governmental departments, agencies, stock exchanges, commissions, bureaus, officials, ministers, crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities (i) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them, or (ii) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;
"Knowledge" means the actual knowledge of Virgile Rostand and Cole Diamond after reasonable enquiry;
"Lien" means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), defect, restriction on transfer, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation, or any contract or agreement to create any of the foregoing;
"Material Adverse Effect" means any fact, effect, change, event, occurrence, or any development involving a change, that (i) is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flows, income or business operations of the Corporation and its subsidiaries taken as a whole and as a going concern;
"Personally Identifiable Information" means any information that alone or in combination with other information held by the Corporation or any of its subsidiaries can be used to specifically identify a person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as "Personally Identifiable Information" under any applicable laws;

“Unit” consists of one Common Share and one half of one Warrant;
“Warrant” means a Common Share purchase warrant exercisable into one Warrant Shares at the Exercise Price prior to May 30, 2018; and
“Warrant Share” means one Common Share issued upon the exercise of one Warrant.
Delivery and Payment
The Subscriber agrees that the following shall be delivered to the Corporation at ICO Fasken Martineau DuMoulin LLP, 2400-333 Bay Street, Toronto ON M5H 2T6 - Attention: Reid Crombie, no later than 5:00 p.m. on September 28, 2017, or such other time, date or place as the Corporation may advise:
a completed and duly signed copy of this Subscription Agreement;
if the Subscriber is a resident of Canada, a duly completed and executed Accredited Investor Status Certificate in the form attached hereto as Schedule A (including, if applicable, Exhibit A thereto);
if the Subscriber is a resident of a country other than Canada or the United States of America, its territories and possessions, any State of the United States and the District of Columbia (the “United States”), a duly completed and executed International Purchaser Certificate in the form attached hereto as Schedule B;
if the Subscriber is a U.S. Purchaser (as defined herein) and a U.S. Accredited Investor (as defined herein), a duly completed and executed copy of the Certificate of U.S. Accredited Investor in the form attached hereto as Schedule C; or
payment by wire transfer in immediately available funds representing the aggregate Purchase Price payable by the Subscriber delivered to Fasken Martineau DuMoulin LLP in accordance with the instructions set forth in Schedule D or by certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Corporation may advise) (non-certified cheques will NOT be accepted); and
the Subscriber executing and delivering all documentation required in respect of the purchase of the Subscriber’s Securities pursuant to this Subscription Agreement and applicable securities laws.
The Subscriber acknowledges and agrees that such documents, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Corporation. The Subscriber acknowledges and agrees that this offer, the Issue Price and any other documents delivered in connection herewith will be held by the Corporation until such time as the conditions set out in this Subscription Agreement are satisfied.

Closing
The transactions contemplated hereby will be completed at the offices of Fasken Martineau DuMoulin LLP, counsel to the Corporation, in Toronto, on September 29, 2017 (the “Closing Date”) or such other date as the Corporation may determine.
On the Closing Date, the Subscriber will take up, purchase and pay for the Subscriber’s Securities upon acceptance of this offer by the Corporation, and the Corporation will deliver one or more share certificates representing the Subscriber’s Securities to, and registered in the name of, the Subscriber in accordance with the instructions set forth on page  hereof.
Conditions of Closing
The Subscriber acknowledges that the Corporation’s obligation to sell the Subscriber’s Securities to the Subscriber is subject to, among other things, the following conditions:
the Subscriber fully completing, executing and returning to the Corporation the Subscription Agreement, including, without limitation, the applicable schedules attached hereto by no later than the date and time set out on the face page hereof;
the offer, issue, sale and delivery of the Subscriber’s Securities being exempt from the requirements to file a prospectus or registration statement or any similar document under applicable securities laws in Canada or the United States and other applicable securities laws relating to the sale of the Subscriber’s Securities, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or any similar document;
the representations and warranties of the Subscriber set out herein, including the applicable schedules attached hereto, being true and correct on the Closing Date; and
the Subscriber providing the Corporation with a duly and validly executed adherence document confirming their acceptance and understanding of the amended and restated shareholders’ agreement of the Corporation (and any addendum thereto)
Acceptance or Rejection
The Subscriber acknowledges and agrees that the acceptance of this offer will be conditional upon the issue and sale of the Subscriber’s Securities to the Subscriber being exempt from any prospectus requirements under applicable securities laws of Canada and the United States and the equivalent provisions of securities laws of any other applicable jurisdiction. The Corporation will be deemed to have accepted this Subscription Agreement upon the Corporation’s execution of the acceptance of this Subscription Agreement and the delivery on the Closing Date of the Subscriber’s Securities to or upon the direction of the Subscriber, in accordance with the provisions hereof.
 Representations, Warranties and Covenants
Representation, Warranties and Covenants of the Subscriber. The Subscriber hereby represents, warrants and covenants to the Corporation as follows and acknowledges that the Corporation and its counsel are relying on such representations, warranties and covenants in connection with the transactions contemplated in this Subscription Agreement:

the Subscriber is resident in, or otherwise subject to the securities laws of the province, territory, state, country or other applicable jurisdiction set out on page  of this Subscription Agreement under “Subscriber Information”;
if the Subscriber is an individual, such Subscriber is of the age of majority and has the capacity and competence to enter into and be bound by this Subscription Agreement and this Subscription Agreement constitutes a legal, valid and binding agreement enforceable against the Subscriber in accordance with its terms;
if the Subscriber is not an individual (including, without limitation, a corporation, syndicate, partnership, trust, association or other form of unincorporated organization):
the Subscriber: a) if a corporation, is a valid and subsisting corporation and is in good standing under the laws of the jurisdiction of its incorporation and b) if not a corporation, has been created and is existing under the laws of the jurisdiction of its formation and is in good standing under such laws;
the Subscriber: c) if a corporation, has the corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations hereunder and d) if not a corporation, has the capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations hereunder;
this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber and is a legal, valid and binding agreement, enforceable against the Subscriber, in accordance with its terms; and
the execution and delivery of this Subscription Agreement by the Subscriber will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Subscriber under e) any contract to which the Subscriber is a party or by which it is bound, f) if not an individual, any provision of the constating documents of the Subscriber, g) any judgment, decree, order or award of any court, government body or arbitrator having jurisdiction over the Subscriber or h) any law applicable to the Subscriber;
if the Subscriber is a corporation:
the Subscriber has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its corporate existence in any way and no proceedings have been commenced or threatened, or actions taken or resolutions passed that could result in the corporation ceasing to exist;
the Subscriber is not insolvent and no acts or proceedings have been taken by or against the Subscriber or are pending in connection with the Subscriber, and the Subscriber is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Subscriber, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its corporate existence or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

the Subscriber has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its corporate existence;
no person has made to the Subscriber any written or oral representation:
that any person will resell or repurchase the Subscriber’s Securities;
that any person will refund the purchase price of the Subscriber’s Securities; or
as to the future price or value of the Subscriber’s Securities.
the Subscriber has such knowledge of financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;
the investment of the Subscriber in the Corporation does not represent a material investment when compared to such person’s total financial capacity;
the Subscriber understands the merits and risks of an investment in the Corporation, has evaluated same and has decided to purchase the Subscriber’s Securities having determined that they meet the investment needs of the Subscriber;
United States Purchasers.  If the Subscriber is a U.S. Purchaser, it is purchasing the Subscriber’s Securities as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Subscriber’s Securities, and the Subscriber:
(i)
is an accredited investor as defined in Rule 501(a) of Regulation D (a “U.S. Accredited Investor”) and is purchasing the Subscriber’s Securities pursuant to the exemption from registration provided by Section 4(a)(2) of the United States Securities Act of 1933, as amended, including the rules and regulation promulgated thereunder (the “U.S. Securities Act”) and Rule 506(b) of Regulation D thereunder, and has executed and delivered herewith a copy of Schedule C;

(ii)
is purchasing the Subscriber’s Securities for its own account for investment, and not with a view to the resale or distribution of all or any of the Subscriber’s Securities in violation of the U.S. Securities Act or any applicable United States state securities laws (“State Laws”);

(iii)
is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Subscriber’s Securities, or any part thereof, or any interest therein and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(iv)
is not planning to offer, sell or otherwise transfer any of the Subscriber’s Securities, and, if it does, it will not offer, sell or otherwise transfer any of the Subscriber’s Securities, directly or indirectly, unless the sale is:

(A)	to the Corporation;
(B)	made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

(C)
made in a transaction that is exempt from registration under the U.S. Securities Act pursuant to Section 4(a)(7) as a private resale of restricted securities, Rule 144 or Rule 144A, if available, or under applicable States Laws or does not require registration under the U.S. Securities Act or any applicable States Laws and the Purchaser has furnished to the Corporation, prior to such sale, an opinion of counsel of recognized standing or other evidence of exemption reasonably satisfactory to the Corporation confirming the compliance of such sale with the U.S. Securities Act and applicable States Laws;

(v)
is not subscribing for the Subscriber’s Securities as a result of any form of general solicitation or general advertising, as those terms are used in Regulation D under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or other form of telecommunications, or published or broadcast on the Internet or other forms of electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(vi)
acknowledges and agrees that, because the Corporation is incorporated outside of the United States, it may not be possible for U.S. shareholders of the Corporation to enforce outside of the United States judgments against the Corporation that are obtained in the United States, including actions predicated upon the civil liability provisions of the U.S. Securities Act. While reciprocal enforcement of judgment legislation exists between Canada and the United States, the Corporation may have defences available to avoid in Canada the effect of U.S. judgments under Canadian law, making enforcement difficult or impossible, and as such there is uncertainty as to whether Canadian courts would enforce (a) judgments of United States courts obtained against the Corporation predicated upon the civil liability provisions of the United States federal and state securities laws or (b) in original actions brought in Canada, liabilities against the Corporation predicated upon the United States federal and state securities laws. Therefore, shareholders of the Corporation in the United States may have to avail themselves of remedies under Canadian corporate and securities laws. Canadian law may not provide for remedies equivalent to those available under U.S. law,

For the purposes of this Subscription Agreement, “U.S. Purchaser” means a Subscriber that (i) was offered the Subscriber’s Securities while in the United States, (ii) executed this Subscription Agreement or otherwise placed its purchase order for the Subscriber’s Securities while in the United States, or (iii) is, or is acting on behalf of or for the account or benefit of, a U.S. Person or a person in the United States, and has completed the Certificate of U.S. Accredited Investor attached as Schedule C;
acknowledges that the Subscriber’s Securities have not been registered under the U.S. Securities Act or any States Laws and therefore may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person as defined in Rule 902(k) of Regulation S (a “U.S. Person”), unless registered under the U.S. Securities Act and any applicable States Laws or an exemption from such registration requirements is available, and the Subscriber therefore acknowledges and understands that the Subscriber’s Securities will be “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act and the Corporation has no obligation to file, and has no present intention of filing, a registration statement under the U.S. Securities Act in respect of resales of the Subscriber’s Securities.

the funds being used to purchase the Subscriber’s Securities advanced hereunder do not represent proceeds of crime within the meaning of the Criminal Code (Canada). The Subscriber confirm that it is in compliance with i) Part II.1 of the Criminal Code (Canada), ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PoC Act”) or in the case of a U.S. Person, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), iii) the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada), and iv) the United Nations Al-Qaida and Taliban Regulations (Canada). To the best of the knowledge of the Subscriber none of the funds to be provided by the Subscriber, for whom the Subscriber is acting, as the case may be, (a) has been or will be directly or indirectly derived from or is directly or indirectly related to any activity that is deemed illegal or criminal under the laws of any jurisdiction, or (b) is being tendered on behalf of a person who has not been identified to the Subscriber. The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and undertakes to provide the Corporation with appropriate information in connection therewith. The Subscriber as the case may be, acknowledges and agrees that it will provide to the Corporation such supplemental or additional information as the Corporation may request, and take such other reasonable actions upon request as may be advisable in the reasonable judgment of the Corporation or its agents and advisors, to enable the Corporation to satisfy and discharge its obligations under the PoC Act, the Patriot Act  or any other similar laws;
all evidence of identity required to be provided in connection with this subscription is genuine and all related information furnished is accurate, and the Subscriber acknowledges that due to anti-money laundering requirements v) further identification or other information may be required before transactions can be processed; and vi) disclosure may be required to be made to third parties of information relating to the Subscriber by the Corporation and/or the Corporation to comply with such requirements;
the Subscriber is purchasing the Subscriber’s Securities in accordance with the terms of this Subscription Agreement, and the Subscriber complies with the requirements of all applicable securities legislation in respect of the purchase of the Subscriber’s Securities in their jurisdiction of residence or to which they are otherwise subject and will provide such evidence of compliance as the Corporation may request;
the Subscriber is aware of the characteristics of the Subscriber’s Securities subscribed for herein, including their speculative nature and the fact that the Subscriber’s Securities subscribed for herein generally may not be transferred without the approval of the board of directors of the Corporation;
the Subscriber is capable of assessing the proposed investment in the Subscriber’s Securities as a result of its financial and investment experience and business acumen and is capable of evaluating the merits and risks of its investment in the Subscriber’s Securities and is able to bear the economic risk of a loss of its entire investment in the Subscriber’s Securities and has independently assessed the merits of the purchase and has not relied on the Corporation or any of its officers or directors in making any determination concerning the suitability of such investment in the Subscriber’s Securities;
the Subscriber has not received or been provided with a prospectus, offering memorandum or similar document relating to this subscription for the Subscriber’s Securities and its decision to enter into this agreement and to purchase the Subscriber’s Securities has not been based upon any verbal or written representation as to fact or otherwise, made by or on behalf of the Corporation, and its decision (or the decision of others for whom it is contracting hereunder) is based entirely upon information received in respect of the Subscriber’s own inquiries;

the Subscriber is not purchasing the Subscriber’s Securities as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;
the Subscriber is purchasing the Subscriber’s Securities for investment only and not with a view to resale or distribution and will not resell or otherwise transfer or dispose of the Subscriber’s Securities except in accordance with the provisions of the applicable securities laws and the regulations, rules and policies thereunder and subject to the approval of the board of directors;
the acknowledgements contained in any forms or documents delivered by the Subscriber under applicable securities laws are true and correct as of the date of execution of this Subscription Agreement, and fully and truly state those facts necessary for the Corporation to be entitled to rely on the relevant exemption from the prospectus requirements within the meaning of applicable securities legislation of the province or territory of residence of the Subscriber;
the Subscriber understands that vii) there is no right to demand any distribution from the Corporation prior to the Corporation’s termination, viii) it is not anticipated that there will be any public market for the Subscriber’s Securities, and ix) it may not be possible to redeem, sell or dispose of the Subscriber’s Securities;
the Subscriber shall, prior to the Closing Date, notify the Corporation immediately if it anticipates that any representation or warranty made by the Subscriber in this Subscription Agreement will cease to be correct or if it becomes aware that any such representation or warranty has ceased to be correct;
the Subscriber is purchasing the Subscriber’s Securities as principal for its own account and not for the benefit of any other person;
the Subscriber, if a resident of Canada, has properly completed, executed and delivered to the Corporation the Accredited Investor Status Certificate (dated as of the date hereof) set forth in Schedule A attached hereto, including Exhibit A to Schedule A, if applicable, and the information contained therein is true and correct and the representations, warranties and covenants contained in the applicable schedules attached hereto will be true and correct both as of the date of execution of this Subscription Agreement and as at the Closing Date;
the Subscriber if an “accredited investor” as described in paragraph (m) of the definition of accredited investor in section 1.1 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), is not a person that was created or used solely to purchase or hold securities as an accredited investor and has fully and accurately completed Schedule A;
the Subscriber if a resident of a country other than Canada or the United States (an “International Jurisdiction”), then in addition to the other representations and warranties contained herein, the Subscriber represents and warrants that:

the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;
the Subscriber is purchasing the Subscriber’s Securities pursuant to exemptions from the prospectus, financial promotion and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Subscriber’s Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;
the applicable securities laws of the International Jurisdiction do not require the Corporation to file a prospectus, offering memorandum or similar document or to register or qualify the distribution of the Subscriber’s Securities or for the Corporation to be registered with or to make any filings or seek any approvals of any kind whatsoever from any governmental or regulatory authority of any kind whatsoever in the International Jurisdiction;
the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Subscriber’s Securities to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or comply with any continuous disclosure, prospectus or other periodic filing or reporting requirements under any such applicable laws;
the Subscriber will not sell, transfer or dispose of the Subscriber’s Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws or other securities laws;
the Subscriber shall not sell the Subscriber’s Securities until all applicable hold periods have expired; and
the Subscriber has properly completed, executed and delivered to the Corporation the International Purchaser Certificate (dated the date hereof) set forth in Schedule B attached hereto and the information contained therein is true and correct and the representations, warranties and covenants contained therein will be true and correct both as of the date of execution of this Subscription Agreement and as at the Closing Date; and
Non-U.S. Purchasers.  Unless the Subscriber is purchasing the Subscriber’s Securities pursuant to Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D thereunder and is providing the Corporation with a completed copy of Schedule C, the Subscriber represents and warrants that:

the Subscriber is not a U.S. Purchaser and is not purchasing the Subscriber’s Securities on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;
the Subscriber did not receive an offer to buy the Subscriber’s Securities at any time when the Subscriber was in the United States;
did not sign or deliver this Subscription Agreement, or otherwise place its purchase order for the Subscriber’s Securities, while in the United States;
the current structure of the offering of the Subscriber’s Securities and all related transactions and activities contemplated under this Subscription Agreement are not a scheme to avoid the registration requirements of the U.S. Securities Act;
the Subscriber’s Securities are not being purchased as a result of any form of directed selling efforts, as such term is defined in Rule 902(c) of Regulation S; and
the Subscriber has no intention to distribute either directly or indirectly any of the Subscriber’s Securities in the United States, except in compliance with the U.S. Securities Act and applicable States Laws.
The foregoing representations and warranties in this Subscription Agreement shall survive the completion of the purchase and sale of the Subscriber’s Securities and shall continue in full force and effect.
The Subscriber acknowledges that the representations and warranties in this Subscription Agreement are made with the intent that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber’s eligibility to purchase the Subscriber’s Securities under applicable securities laws.
The Corporation acknowledges that the representations and warranties in this Subscription Agreement are made with the intent that they may be relied upon by the Subscriber and its legal counsel in determining whether or not to purchase the Subscriber’s Securities.
Acknowledgements of the Subscriber
The Subscriber hereby acknowledges and agrees that:
the offer made by this Subscription Agreement is irrevocable, except as in accordance with applicable securities laws, and requires acceptance by the Corporation;
the Subscriber’s Securities to be issued on acceptance of this subscription will be issued in a transaction that is exempt from the prospectus requirement, and no securities regulatory authority, stock exchange or other entity has made any finding or determination as to the merits of an investment in the Subscriber’s Securities, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Subscriber’s Securities;
there is no government or other insurance covering the Subscriber’s Securities;
there are risks associated with the purchase of the Subscriber’s Securities and the Subscriber may lose his, her or its entire investment;
the Subscriber’s Securities are not and will not be listed for trading on any stock exchange or other market;
if required by applicable securities legislation, policy or order of a securities commission or other regulatory authority or any applicable anti-money laundering legislation or similar laws, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing any reports, undertakings and other documents with respect to the issue of the Subscriber’s Securities as may be required;
the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws will not be available;

the Corporation may, subject to compliance with the Corporation’s articles, by-laws and any shareholders’ agreement in place from time to time, complete additional equity or non-equity financings in the future;
the Subscriber has been independently advised by, or has had the opportunity to consult with, the Subscriber’s own legal advisors and tax advisors with respect to the merits, risks and tax consequences of an investment in the Subscriber’s Securities and applicable resale restrictions;
the Subscriber is responsible for obtaining such legal, tax or other advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by the Subscriber of this Subscription Agreement and the transactions contemplated hereby;
all costs and expenses incurred by the Subscriber (including any fees and disbursements of any legal counsel retained by the Subscriber) relating to the sale of the Subscriber’s Securities to the Subscriber shall be borne by the Subscriber;
unless permitted under securities legislation, a holder of Subscriber’s Securities must not trade the Subscriber’s Securities before the date that is four months and a day after the later of i) the date the Subscriber’s Securities are issued, and j) the date the Corporation became a reporting issuer in any province or territory of Canada and is referred to Section 8.1(g) of this Subscription Agreement;
the Subscriber, and not the Corporation, is solely responsible for compliance with applicable resale restrictions and the Subscriber further acknowledges that he, she or it has been advised to consult his, her or its own legal counsel in his, her or its jurisdiction of residence for full particulars in respect of the resale restrictions applicable to him, her or it; and
the Subscriber has been encouraged to obtain independent legal advice, tax advice and investment advice with respect to its subscription for the Subscriber’s Securities and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties, and covenants under this Subscription Agreement.
Representations and Warranties of the Corporation
The Corporation hereby represents and warrants to the Subscriber that:
the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;
this Subscription Agreement, upon acceptance by the Corporation, will have been duly authorized and will constitute a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

this Subscription Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, the Corporation, enforceable against the Corporation in accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar laws of general application affecting the enforcement of creditors’ rights and (ii) the discretion that a court may exercise in interpreting enforceability of a provision or in the granting of extraordinary remedies such as specific performance and injunction;
the execution, delivery and performance by the Corporation of this Subscription Agreement will not result in any violation of any law;
at the Closing Date, every consent, approval, authorization or order that is required for the transactions herein contemplated to occur at the Closing Date will have been obtained and will be in effect;
the Subscriber’s Securities will, at the time of issue, be duly allotted, reserved, validly issued, fully paid and non-assessable;
the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, 15,000,000 Common Shares are issued and outstanding as at September 26, 2017, and upon the conversion of certain SAFE instruments of the Corporation (the “SAFEs”) and the exercise of certain options pursuant to the SAFEs and the closing of the offering pursuant to this Subscription Agreement 20,585,589 Common Shares will be issued and outstanding, and of which no preferred shares are issued and outstanding;
each of the Corporation and Coinsquare Ltd. (“Coinsquare”) has the power and authority to own, lease and operate its properties and assets (including licenses and other similar rights) and to conduct its business and is registered to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties;
the Corporation has no direct or indirect material subsidiaries or any material investment or proposed material investment in any person other than Coinsquare, the Corporation’s wholly-owned subsidiary. The Corporation beneficially owns, directly or indirectly, all of the issued and outstanding shares, or other equity interests in, the capital of Coinsquare, and all of such shares or other equity interests have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Corporation free and clear of any Lien;
at the Closing Date, other than provided for in the Corporation’s shareholders’ agreement dated February 1, 2017 (the “Shareholders’ Agreement”), no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation or Coinsquare of any unissued shares of the Corporation or Coinsquare, except for (i) 812,690 stock options of the Corporation, each exercisable to acquire one common share of the Corporation; (ii) 1,125,278 common shares of the Corporation to be issued upon the completion of this offering, pursuant to certain SAFE agreements issued by the Corporation on or about March 15, 2017 and May 17, 2017; (iii) 912,408 common share purchase warrants to be issued pursuant to the completion of this offering; and (iv) certain common share purchase warrants to be issued to Wildlaw Capital Markets Inc.
other than the Permitted Indebtedness (as defined in the Shareholders’ Agreement) and certain short term loans (the “Operational Loans”) used in the operati on of the business, the principal and interest accrued in respect thereof are repaid to the shareholder within fifteen (15) days of the end of the month in which the Operational Loans are advanced to the Corporation from time to time, neither the Corporation nor Coinsquare has outstanding any debentures, notes, mortgages or other indebtedness, other than customary trade payables;
other than the Permitted Indebtedness, the Operational Loans and certain existing arrangements between shareholder owned corporations, as previously disclosed to the Subscriber, the there are no business relationships, related-party transactions or off-balance sheet transactions involving the Corporation or Coinsquare, or any other person;
all material agreements of the Corporation and Coinsquare have been made available to the Subscribers in the Corporation’s data room, and all material agreements are valid, binding and enforceable obligations of the Corporation or Coinsquare, as applicable, and are in good standing; and (i) no event of default or event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any material agreement; (ii) the Corporation has no knowledge of any default by the other parties to each material agreement; and (iii) neither of the Corporation nor Coinsquare has waived any material rights under any material agreement;
there is no requirement to obtain a consent, approval or waiver of a party under any material agreement in respect of any of the transactions contemplated by this Agreement, other than such consents, approvals and waivers as have been obtained by the Corporation or Coinsquare as at the date hereof;
the form and terms of the certificates representing the common shares of the Corporation have been duly approved by the Corporation and comply with the provisions of the articles and by-laws of the Corporation and the requirements of the Business Corporations Act (Ontario);
there is no litigation, arbitration or governmental or other proceeding, suit or investigation at law or in equity before any court or arbitrator or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, in progress, pending or, to the Knowledge of the Corporation or Coinsquare, threatened against, or involving the assets, properties or business of, the Corporation or Coinsquare which is material or which would adversely affect the consummation of the transactions contemplated by this Agreement in any material respect or the performance by the Corporation or Coinsquare of its obligations hereunder;
each of the Corporation and Coinsquare has security measures and safeguards in place to protect Personally Identifiable Information that it may collect from customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. Each of the Corporation and Coinsquare has complied in all material respects with all applicable privacy and consumer protection laws and neither has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. Each of the Corporation and Coinsquare has taken all reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse;

there are no bonuses, distributions or salary payments which will be payable, outside the ordinary course of business by the Corporation, to any officer, director, employee or consultant of the Corporation or Coinsquare after the Closing Date relating to their employment with, or services rendered to, the Corporation or Coinsquare prior to the Closing Date;
(i) the Corporation or Coinsquare, as the case may be, owns or has the right to use all patents, patent rights, licences, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade-marks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") and all technology used or held for use in the conduct of the business now operated by the Corporation or Coinsquare without any conflict with or infringement upon the rights of others, in each case with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect and subject to limitations contained in any applicable license agreement; (ii) to the extent any Intellectual Property owned by the Corporation or Coinsquare has been created in whole or in part by current or past employees, consultants or independent contractors, any rights therein of such persons have been irrevocably assigned in writing to the Corporation and, as applicable, such persons have waived all moral rights in such persons’ contribution to such Intellectual Property or component thereof; (iii) there are no third parties who have or, to the Knowledge of the Corporation, who will be able to establish rights to any Intellectual Property owned or licensed by the Corporation or Coinsquare or rights in the subject matter of such Intellectual Property; (iv) the Corporation has no knowledge of any Intellectual Property held by others that would prevent the development, use, sale, lease, license and service of products now existing or under development by the Corporation or Coinsquare, other than those sourced from third parties; (v) to the Knowledge of the Corporation, there is no material infringement by third parties of such Intellectual Property; (vi) there is no action, suit, proceeding or claim pending or, to the Knowledge of the Corporation, threatened by others challenging the Corporation’s or Coinsquare’s rights in or to any Intellectual Property or the validity or scope of any Intellectual Property owned, licensed or commercialized by the Corporation or Coinsquare, and the Corporation has no knowledge of any other fact which could form a reasonable basis for any such action, suit, proceeding or claim in each case; (vii) to the Knowledge of the Corporation, all trade secrets and other confidential proprietary information forming part of or in relation to the Intellectual Property being owned or licensed by the Corporation and Coinsquare is and remains confidential to the Corporation and Coinsquare, as the case may be;
the Corporation and Coinsquare do not own any real property and have good and marketable title to all personal and movable properties owned by them, in each case, free and clear of all liens;
(i) all real property, offices, stores and buildings, held under lease by the Corporation or Coinsquare (the "Leased Properties") are held by them under valid, subsisting and enforceable leases (the "Leases"); (ii) the buildings, improvements, fixtures and other structures located on the Leased Properties, and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable laws and regulations, municipal or otherwise, and with the terms and conditions of the Leases; (iii) neither the Corporation nor Coinsquare is in default of any of its material obligations under any of the Leases and, to the Knowledge of the Corporation, none of the landlords or other parties to any of the Leases are in default of any their material obligations under any of the Leases;
except for the late filing of the Corporation’s tax return for the fiscal year ending December 31, 2016, the Corporation and Coinsquare, as the case may be, have each (i) timely filed (or has had timely filed on their behalf) all returns, declarations, reports, estimates, information returns, elections and statements ("Returns") required to be filed with or sent to any taxing authority having jurisdiction since incorporation or organization, and all such Returns have, in all material respects, been prepared in accordance with the provisions of all applicable legislation and are true, correct and complete in all material respects; (ii) timely and properly paid (or has had paid on its behalf), all governmental taxes and other charges due or claimed to be due by a Governmental Authority (including all instalments on account of taxes for the current year); and (iii) has properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental taxes or other charges;

there is no litigation or governmental or other proceeding or investigation at law or in equity before any Governmental Authority, domestic or foreign, in progress, pending or, to the Corporation’s knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, properties or business of, the Corporation or Coinsquare, nor are there any matters under discussion with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority, and to the Corporation’s knowledge there are no facts or circumstances which would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments;
policies of insurance issued by insurers of recognized financial responsibility are maintained in respect of the operations, properties and assets, employees, directors and officers of the Corporation and Coinsquare in such amounts and covering such risks as are prudent and customary in the businesses in which they are engaged, and such policies of insurance will, on and after the Closing Date, be maintained for the benefit of the Corporation and Coinsquare. All such policies of insurance are in full force and effect and no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy, there are no claims by the Corporation or Coinsquare under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Corporation has no knowledge that it will not be able to renew the Corporation’s or Coinsquare’s existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business. Neither the Corporation nor Coinsquare has been denied any insurance coverage which it has sought or for which it has applied;
copies of the complete minute books and records of the Corporation and Coinsquare made available to counsel for the Subscribers in connection with their due diligence investigation in respect of the Offering constitute all of the minute books and records of such entities;
other than Wildlaw Capital Markets Inc., there is no person acting at the request of the Corporation who is entitled to any brokerage or agency fee in connection with the sale of the Subscriber’s Securities contemplated herein; and
the Corporation has no knowledge of any pending change to any law, regulation of a Governmental Authority that would reasonably be expected to have a Material Adverse Effect.
Legends
The Subscriber understands and hereby acknowledges that:

the Subscriber’s Securities will be subject to certain resale restrictions imposed under Canadian securities laws, the U.S. Securities Act and the rules of regulatory bodies having jurisdiction thereunder;
the certificates representing the Common Shares issued to residents in Canada will bear the following legend denoting the restrictions on transfer under Canadian securities laws (including, but not limited to, National Instrument 45-102 – Resale of Securities):
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE]., AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
Provided, that if the Subscriber is a U.S. Purchaser then, upon the issuance of the Subscriber’s Securities, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable States Laws, the certificates representing the Common Shares shall bear the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY SECTION 4(a)(7) AS A PRIVATE RESALE OF RESTRICTED SECURITIES OR (i) RULE 144 OR (ii) RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.”
the Subscriber will not sell, assign, or transfer the Subscriber’s Securities except in accordance with the provisions of applicable securities laws and stock exchange rules, if applicable, that are in effect at the time of such sale, assignment or transfer; and
the Subscriber acknowledges that there are restrictions contained in the articles of incorporation of the Corporation, which provide that the approval of the board of directors or the shareholders is required prior to any transfer, sale, or any other disposition of shares.
The Subscriber also acknowledge that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible for complying with such restrictions, and the Corporation is not responsible for ensuring compliance by the Subscriber of the applicable resale restrictions.

Assignment
The Subscriber may not assign this Subscription Agreement, or any part of this Subscription Agreement, without the prior written consent of the Corporation. Any purported assignment without such consent is not binding or enforceable against any party.
Acknowledgement and Indemnification
The Subscriber understands, acknowledges and agrees that the representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby are made with the intent that they may be relied upon by the Corporation, and the Subscriber hereby agrees to indemnify and hold harmless the Corporation and any of its direct and indirect securityholders, directors, officers, employees, advisors, affiliates, agents and legal counsel against any loss, cost, expense, damage or any other liability any of them may suffer as a result of an inaccuracy in a representation or a misrepresentation by the Subscriber.
No party shall be liable for indirect or consequential damages.
Enurement
This Subscription Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, successors and permitted assigns.
Entire Agreement
Upon acceptance of this offer to purchase, this Subscription Agreement (including the schedules hereto) constitutes the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified only by a written instrument signed by all parties. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.
Severance
If any provision of this Subscription Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Subscription Agreement and such void or unenforceable provision shall be severable from this Subscription Agreement.
Counterparts
This Subscription Agreement may be executed in any number of counterparts, and may be executed by facsimile or other electronic means (e.g. scanned original), each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. Acceptance by the Corporation of this Subscription Agreement shall create a legal, valid, and binding agreement between the parties.
Collection, Use and Disclosure of Personal Information
The Subscriber consents to the Corporation’s collection of the personal information relating to the Subscriber contained in this Subscription Agreement or gathered in connection with the Subscriber’s investment in the Corporation. The Subscriber acknowledges that such personal information will be used by the Corporation, and its affiliates in order to administer and manage the Corporation and the Subscriber’s investment in the Corporation, and may be disclosed to third parties that provide administrative and other services in respect of the Corporation and to government agencies where it is permitted or required by law, including any applicable anti-money laundering legislation or similar laws.

The Subscriber acknowledges and agrees that the Subscriber has been notified by the Corporation: i) of the delivery to applicable Canadian securities regulatory authorities of personal information pertaining to the Subscriber, including, without limitation, the full name, residential address and telephone number of the Subscriber, the number and type of securities purchased and the total subscription price paid in respect of the Subscriber’s Securities; ii) that this information is being collected indirectly by such securities regulatory authorities under the authority granted to them under securities legislation; iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Canada; and iv) that the title, business address and business telephone number of the public official of each of the securities regulatory authorities who can answer questions about the indirect collection of personal information is attached hereto as Schedule E.
Time of Essence
Time is of the essence of this Subscription Agreement.
Effective Date
This Subscription Agreement is intended to and shall take effect on the effective date of acceptance hereof by the Corporation, notwithstanding its actual date of execution or delivery by any of the parties.
Governing Law
This Subscription Agreement shall be governed exclusively by and construed exclusively in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein notwithstanding the principles, if any, that would otherwise govern the choice of applicable law and the Subscriber hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and any courts competent to hear appeals therefrom.
Language
The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente entente ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.
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